UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On February 25, 2008, Cheniere Energy, Inc. ("Cheniere"), which owns approximately 90.6% of combined general and limited partner interests in Cheniere Energy Partners, L.P. ("CQP"), issued a press release announcing that it had engaged Credit Suisse to act as financial advisor to evaluate strategic options for the Sabine Pass LNG receiving terminal and the capacity at Sabine Pass held by the Cheniere’s wholly-owned subsidiary, Cheniere Marketing, Inc. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety. In the Form 8-K filed by Cheniere on February 25, 2008 in conjunction with the press release, Cheniere gave no assurance that strategic options would be available or that it would elect to consummate any such alternatives, and also stated that it would not provide further comment until there were significant developments or the outcome of the process was determined.

Item 9.01 Financial Statements and Exhibits.

d)  Exhibits

Exhibit
Number	Description

99.1	Press Release, dated February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

		By:	CHENIERE ENERGY PARTNERS GP, LLC, its general partner

Date:	February 25, 2008	By:	/s/ Don A. Turkleson
		Name:	Don A. Turkleson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 25, 2008.